Exhibit 10.1

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     This Fourth Amendment to Credit Agreement (this "Fourth Amendment") is dated as of the 28 day of February, 2006 and is by and among Standard Parking Corporation, a Delaware corporation (the "Company"), LaSalle Bank National Association ("LaSalle"), in its capacity as Agent for the Lenders party to the Credit Agreement described below and as a Lender, Wells Fargo Bank, N.A. ("Wells Fargo"), as a Lender and as Syndication Agent under such Credit Agreement, U.S. Bank National Association ("U.S. Bank") as a Lender, and Fifth Third Bank Chicago ("Fifth Third"), as a Lender.

                              W I T N E S S E T H:

     WHEREAS, the Company, LaSalle, Wells Fargo, U.S. Bank and Fifth Third are all of the parties to that certain Credit Agreement dated as of June 2, 2004, as amended (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"); and

     WHEREAS, the parties desire to amend the Credit Agreement in certain respects, all as set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used in this Fourth Amendment and not otherwise defined herein are used with the meanings given such terms in the Credit Agreement. In addition, for purposes of this Fourth Amendment the following terms shall have the meanings indicated:

          "Fourth Amendment Effective Date" means the date upon which this Fourth Amendment to Credit Agreement is executed by the Company, LaSalle, Wells Fargo, U.S. Bank and Fifth Third.

     2. Amendments to the Credit Agreement. Effective on the Fourth Amendment Effective Date, the Credit Agreement shall be amended as follows:

     (A) The definition of Applicable Margin in Section 1.1 shall be amended and restated in its entirety as follows:

          Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the "Level") then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column "LIBOR Margin", (ii) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (iii) the Non-Use Fee Rate shall be the percentage set forth under the column "Non-Use Fee Rate" and (iv) the L/C Fee shall be the percentage set forth under the column "L/C Fee Rate":

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--------------------------------------------------------------------------------
        Total Debt                   LIBOR       Base Rate    Non-Use    L/C Fee
Level   to EBITDA Ratio              Margin       Margin      Fee Rate    Rate
-----   ---------------              ------       ------      --------    ----
--------------------------------------------------------------------------------
I       Greater than or equal to      2.75%        1.25%       .375%      2.75%
        4.5:1
--------------------------------------------------------------------------------
II      Greater than or equal to      2.50%        1.00%       .375%      2.50%
        4.0:1 but less than 4.5:1
--------------------------------------------------------------------------------
III     Greater than or equal to      2.25%        0.75%       .375%      2.25%
        3.5:1 but less than 4.0:1
--------------------------------------------------------------------------------
IV      Less than 3.5:1               2.00%        0.50%       .375%      2.00%
--------------------------------------------------------------------------------


          The LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth
     (5th) Business Day after the Company provides or is required to provide the annual and quarterly financial statements and other information pursuant
     Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) if the Company fails to deliver such financial statements and Compliance Certificate in accordance with the provisions of Section 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level I above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; and (b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

     (B) The definition of Change of Control in Section 1.1 shall be amended and restated in its entirety as follows:

          Change of Control means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than in a transaction described in clause (vi) below), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in subsection 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than John V. Holten and/or his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition; provided, however, that a bona fide pledgee shall not be deemed to be the beneficial owner of such

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


     pledged securities until the pledgee has taken all formal steps necessary which are required to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors, (v) the occurrence of any "Change of Control" as defined in the 9 1/4% Note Documents or any change of control or similar provision in any other Subordinated Debt, the Preferred Stock or any other preferred Capital Stock of the Company, or (vi) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which more than thirty percent (30%) of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property.

     (C) The definition of Termination Date in Section 1.1 shall be amended and restated in its entirety as follows:

          "Termination Date means the earlier to occur of (a) December 2, 2007 or (b) such other date on which the Commitments terminate pursuant to
     Section 6 or 13.

     (D) The definition of Special Payment in Section 1.1 (which was added by the Second Amendment to the Credit Agreement) shall be amended and restated in its entirety as follows:

          "Special Payment" means any dividend, payment or other distribution in respect of any class of the Company's Capital Securities or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of the Company's Capital Securities which is in compliance with all of the following requirements:

     (i) such dividend, payment or distribution is made during calendar year 2006; and

     (ii) the aggregate of all such dividends, payments and distributions in calendar year 2006 shall not exceed the lesser of (x) $6,000,000 or
          (y) an amount equal to fifty percent (50%) of the Company's consolidated pre-tax income less all cash taxes paid for the most recently ended "Applicable Period" (meaning a period of four Fiscal Quarters then ended) for which internal financial statements in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments) are available and have been provided to the Lenders; and

    (iii) on a pro forma basis for any Computation Period for which internal financial statements in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments) are available and have been provided to the Lenders, taking into account (x) the amount of the dividend, payment or distribution to be made as if made on the last day of the applicable Computation Period and (y) all prior such dividends, payments and distributions made during the applicable Computation Period,

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


          (x) the Total Debt to EBITDA Ratio shall not exceed 4.50 to 1.00 (for any Computation Period ending on or before June 30, 2006) or 4.25 to 1.0 (for any Computation Period ending thereafter); and

          (y) the Company's consolidated net worth shall be not less than $12,000,000 plus an amount equal to fifty percent (50%) of the Company's cumulative positive net income (disregarding, for any month in which a loss occurs, any such loss) for the period from and including January 1, 2005 through the end of the Fiscal Quarter most recently ended for which internal financial statements in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments) are available and have been provided to the Lenders at the time of the proposed payment; and

          (z)  the Adjusted  Fixed Charge  Coverage Ratio shall be not less than
               1.30 to 1.00.

     Prior to making any Special Payment, the Company shall deliver to the Agent a written pro forma calculation, signed by a Senior Officer of the Company, prepared in accordance with this definition and setting forth the relevant information in reasonable detail (including a statement of the amount of the Special Payment with respect to which the calculation is being made) demonstrating that such Special Payment is permitted hereby.

     (E) Section 11.13 shall be amended and restated in its entirety as follows:

     11.13 Financial Covenants.

     11.13.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period ending to be less than 1.60 to 1.00 as of the end of any Fiscal Quarter prior to September 30, 2006, and not permit the Fixed Charge Coverage Ratio for any Computation Period thereafter to be less than 1.75 to 1.00.

     11.13.2 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

          Computation                         Maximum Senior Debt to
          Period Ending                       EBITDA Ratio
          -------------                       ------------
          12/31/05                            3.25 to 1.00
          3/31/06                             3.25 to 1.00
          6/30/06                             3.25 to 1.00
          9/30/06                             3.00 to 1.00
          12/31/06                            3.00 to 1.00
          3/31/07 and thereafter              2.75 to 1.00


     11.13.3 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

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


          Computation                         Maximum Total Debt to EBITDA
          Period Ending                       Ratio
          -------------                       -----
          12/31/05                            4.75 to 1.00
          3/31/06                             4.75 to 1.00
          6/30/06                             4.75 to 1.00
          9/30/06                             4.50 to 1.00
          12/31/06                            4.50 to 1.00
          3/31/07 and thereafter              4.00 to 1.00

     3. Representations and Warranties and Covenants. To induce LaSalle, Wells Fargo, U.S. Bank and Fifth Third to enter into this Fourth Amendment, the Company represents, warrants and covenants that:

          (A) the execution, delivery and performance by the Company of this Fourth Amendment have been duly authorized by all requisite corporate action on the part of the Company;

          (B) this Fourth Amendment has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principals of equity;

          (C) no Event of Default or Unmatured Event of Default exists as of the date of this Fourth Amendment; and

          (D) the Company will pay the fees agreed upon in a fee letter between the Company and the Agent, all such fees to be fully earned and non-refundable and payable upon execution by the Company, the Agent and all Lenders parties to this Fourth Amendment.

     4. Miscellaneous.

     (A) Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Fourth Amendment to produce or account for more than one such counterpart for each of the parties hereto. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Thir Amendment shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

     (B) Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Fourth Amendment.

     (C) Governing Law. This Fourth Amendment and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the State of Illinois.

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


     (D) Severability. If any provision of any of this Fourth Amendment is determined to be illegal, invalid or enforceable, such provision shall be fully severable and the remaining provisions shall remain full force and effect and shall be construed without giving effect to the illegal, invalid or enforceable provisions.

     (E) Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (F)  References.  From and  after  the  date of  execution  of this  Fourth
Amendment, any reference to the Credit Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Fourth Amendment shall be deemed to include this Fourth Amendment unless the context shall otherwise require.

     (G) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Fourth Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement in any respect. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement and to confirm that the Credit Agreement, as amended hereby, remains in full force and effect and is hereby reaffirmed in all respects.

[Balance of page left intentionally blank; signature page follows.]

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


         IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Credit Agreement as of the date first set forth above.


                                    STANDARD PARKING CORPORATION


                                    By:________________________________
                                    Name:_____________________________
                                    Title:______________________________



                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By:________________________________
                                    Name: _____________________________
                                    Title: ______________________________



                                    WELLS FARGO BANK, N.A.


                                    By:________________________________
                                    Name:_____________________________
                                    Title:______________________________



                                    U.S. BANK NATIONAL ASSOCIATION


                                    By:________________________________
                                    Name:_____________________________
                                    Title:______________________________



                                    FIFTH THIRD BANK CHICAGO


                                    By:________________________________
                                    Name:_____________________________
                                    Title:______________________________

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